SCHEDULE 14A INFORMATION
        Proxy Statement Pursuant to Section 14(a) of the Securities
                            Exchange Act of 1934

Filed by the Registrant    |X|
Filed by a Party other than the Registrant  |_|

Check appropriate box:
|_|  Preliminary Proxy Statement              |_| Confidential, for Use of
                                                  the Commission Only (as
                                                  permitted by Rule 14a-6(e)(2))
|_|   Definitive Proxy Statement
|X|   Definitive Additional Materials
|_|   Soliciting Material under Rule 14a-12

                                  TRW INC.
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)

                               Not Applicable
-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):
|X|  No fee required.
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

|_| Fee paid previously with preliminary materials:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)    Amount Previously Paid:

     (2)    Form, Schedule or Registration Statement No.:

     (3)    Filing Party:

     (4)    Date Filed:


The Definitive Additional Materials filed herewith relate both to TRW's Special Meeting of Shareholders scheduled for May 3, 2002 and to TRW's Annual Meeting of Shareholders scheduled for April 24, 2002. TRW's proxy statement for the Special Meeting of Shareholders was filed on April 2, 2002 on Schedule 14A and TRW's proxy statement for the Annual Meeting of Shareholders was filed on March 4, 2002 on Schedule 14A.

News Release                             TRW Inc.                    [TRW Logo]
                                         1900 Richmond Road
                                         Cleveland, OH 44124


For Immediate Release                          Contact
                                               Judy Wilkinson or Barrett Godsey
                                               Joele Frank, Wilkinson Brimmer
                                               Katcher
                                               212-355-4449

                                               Jay McCaffrey, TRW Media
                                               216-291-7179

                                               Ron Vargo, TRW Investors
                                               216-291-7506


     TRW CONFIRMS SPECIAL SHAREHOLDER MEETING POSTPONED TO MAY 3, 2002

Cleveland, April 19, 2002 - TRW Inc. (NYSE: TRW) announced that its Special Meeting of Shareholders will be held at 8:30 am local time on May 3, 2002 at 1900 Richmond Road, Lyndhurst, Ohio. This announcement was made following Northrop Grumman Corporation's (NYSE: NOC) decision not to appeal yesterday's ruling by the United States District Court for the Northern District of Ohio. TRW shareholders of record as of the close of business on March 28, 2002 will be entitled to vote at the Special Meeting and will receive supplemental proxy materials shortly.

The purpose of the Special Meeting, a requirement under Ohio's Control Share Acquisition Statute, is to vote only on whether to allow Northrop to purchase more than 20 percent of TRW's shares. Approval of Northrop's proposal could facilitate Northrop's acquisition of TRW at a price that TRW's Board of Directors has determined is financially inadequate.

For that reason, TRW continues to urge shareholders to vote against Northrop's proposals at the upcoming shareholder meetings and reject what the Board believes to be Northrop's financially inadequate, highly conditional offer.

TRW recommends that shareholders discard any proxy card received from Northrop Grumman and not return any blue or green proxy card furnished by Northrop. For more information about how to vote, shareholders can call the Company's proxy solicitor, Georgeson Shareholder Communications Inc. toll-free at (866) 649-8030.

TRW provides advanced-technology products and services for the aerospace, systems, and automotive markets.


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